CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow

Investments Trust and to the use of our report dated March 28, 2018 on the financial statements and financial highlights of Arrow Reserve Capital Management ETF, a series of shares of beneficial interest in

Arrow Investments Trust. Such financial statements and financial highlights appear in the January 31,

2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional

Information.

BBD, LLP

Philadelphia, Pennsylvania

May 29, 2018